UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2011
Premier Exhibitions, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-24452	20-1424922

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 842-2600
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective November 28, 2011, Premier Exhibitions, Inc. (the “Company”) entered into an Amendment to the Employment Agreement between the Company and Christopher Davino. Pursuant to the Amendment, Mr. Davino has relinquished the title of Chief Executive Officer and President of the Company and has been appointed as President of RMS Titanic, Inc., the Company’s content subsidiary that also owns the Company’s Titanic artifacts. Pursuant to the Amendment, Mr. Davino will focus his efforts on pursuing potential transactions and opportunities involving the Company’s Titanic subsidiary. Mr. Davino is currently a director of the Company, and will continue to serve in that capacity.
Pursuant to the Amendment, Mr. Davino will continue to receive a salary of $290,000 per year and benefits generally available to the Company’s executives. Mr. Davino will receive a bonus payment of $50,000 following the signing of the Amendment, in lieu of any bonus otherwise payable under the Company’s fiscal year 2012 incentive plans. In addition, Mr. Davino will be eligible for a Transaction Bonus payable if the Company closes a transaction to sell its Titanic artifacts or the stock of RMS Titanic, Inc. (the “Transaction”), during the employment term or within twelve months of termination, provided the party was identified during the employment period. The amount of the Transaction Bonus is dependent upon the proceeds of a transaction. If a Transaction Bonus is paid, it is expected to be in the range of $625,000 to $5.25 million. The term of the Amendment extends until the earlier of April 30, 2012 or the consummation of the Transaction, and may be extended by successive one month periods with the consent of both parties.
Pursuant to the Amendment, if the Company terminates Mr. Davino without cause or elects not to renew the Agreement, or if Mr. Davino resigns for good reason, Mr. Davino will generally be entitled to a severance payment equal to $435,000 if the termination is prior to April 30, 2012 and the Transaction has not been consummated by such time, or $145,000 if the termination is on or after April 30, 2012 or after the consummation of the Transaction. Upon any termination that triggers severance, Mr. Davino’s stock options will vest in full and will remain exercisable. Mr. Davino will not be entitled to severance payments upon termination for cause or resignation without good reason. Under the Agreement, “cause” includes (i) willful and deliberate continued failure to substantially perform employment duties, (ii) failure to comply with the scope of duties provisions in the Amendment or a significant deviation from policies and procedures set by the Board, (iii) any act of fraud, material misappropriation, embezzlement or similar material dishonest or material wrongful act, (iv) continued abuse of alcohol, prescription drugs or any substance which materially interferes with Mr. Davino’s ability to perform his services or use of illegal drugs, (v) a felony or a crime involving moral turpitude, and (vi) a material breach of the confidentiality provisions under the Agreement. “Good reason” includes (i) a material reduction in Mr. Davino’s duties or responsibilities, (ii) Mr. Davino’s removal from his position as the President of RMS Titanic, Inc., (iii) a change in job location, (iv) a material reduction in Mr. Davino’s overall compensation, and (v) a material breach of the Agreement by the Company.
Also effective November 28, 2011, the Board of Directors appointed Samuel Weiser to the position of Interim Chief Executive Officer and President, to serve until a permanent Chief Executive Officer is identified. Mr. Weiser is currently a director of the Company, and will continue to serve in that capacity.
Mr. Weiser, age 51, served as the Company’s Interim Chief Financial Officer from May 2011 through June 2011. Mr. Weiser also served as a member and the Chief Operating Officer of Sellers Capital LLC, an investment management firm and large shareholder of the Company, where he was responsible for all non-investment activities, from 2007 to 2010. Mr. Weiser is also an indirect investor in Sellers Capital Master Fund, Ltd., an investment fund managed by Sellers Capital LLC and the Company’s largest shareholder. From April 2005 to 2007, he was a Managing Director responsible for the Hedge Fund Consulting Group within Citigroup Inc.’s Global Prime Brokerage division. Mr. Weiser is also a former partner in Ernst & Young. He received a Bachelor of Arts in Economics from Colby College and a Master of Science in Accounting from George Washington University. Mr. Weiser is a Certified Public Accountant.

The Company confirms, as required by regulations under the Securities and Exchange Act of 1934, that (1) there is no family relationship between Mr. Weiser and any director or executive officer of the Company and (2) there was no arrangement or understanding between Mr. Weiser and any other person pursuant to which he was elected to his position with the Company. Pursuant to Item 404(a) of Regulation S-K, the Company reports that Mr. Weiser has been a principal in Foxdale Management, LLC, and through that entity he has provided consulting services to the Company totaling $238,000 in fiscal year 2011.
On February 2, 2009, the Company entered into a month to month consulting agreement with Foxdale Management, LLC and Mr. Weiser whereby Mr. Weiser has provided advice and other consulting services to the Company at a rate which was originally not to exceed $20,000 per month and amended in January 2011 not to exceed $25,000 per month. This agreement was filed by the Company as an exhibit to its Form 10-Q dated July 10, 2009. Mr. Weiser was compensated pursuant to this agreement for the services he provided as Interim Chief Financial Officer. Mr. Weiser will continue to be compensated pursuant to this agreement for the services he provides as Interim Chief Executive Officer and President. Mr. Weiser is not eligible for a cash bonus, equity grants applicable to employees or employee benefits, but will continue to receive compensation for his service as a director.
Also effective November 28, 2011, the Board of Directors appointed Michael Little, the Company’s Chief Financial Officer, to the additional position of Chief Operating Officer. No changes were made to Mr. Little’s employment agreement as a result of this additional appointment.
This summary does not purport to be complete and is qualified by reference to the full text of the agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and on the Form 10-Q dated July 10, 2009, and the agreements are incorporated herein by reference.

Item 8.01	Other Events.
On November 30, 2011, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	First Amendment to Employment Agreement, dated November 28, 2011, by and between the Company and Christopher J. Davino***

99.1	Press Release dated November 30, 2011

***	Confidential treatment requested for selected provisions therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
By:	/s/ Michael Little
Michael Little
Chief Financial Officer and Chief Operating Officer
Date: November 30, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Employment Agreement, dated November 28, 2011, by and between the Company and Christopher J. Davino***

99.1	Press Release dated November 30, 2011

***	Confidential treatment requested for selected provisions therein.